                                                                    EXHIBIT 99.2


                            CARDIOGENESIS CORPORATION

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of CardioGenesis Corporation, a Delaware corporation ("CardioGenesis"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated February 9, 1999, and hereby appoints Allen W. Hill and Richard P. Powers, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to vote as designated on the reverse side, all shares of Common Stock of CardioGenesis that the undersigned is entitled to vote at the Special Meeting of Stockholders of CardioGenesis to be held on March 17, 1999 at 9:00 a.m., local time, at the principal executive offices of CardioGenesis, 540 Oakmead Parkway, Sunnyvale, California 94086 and at any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION AND THE MERGER, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                (Continued and to be signed on the reverse side.)

         Please mark vote in square in the following using dark ink only

THE CARDIOGENESIS BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSALS:

FOR  AGAINST  ABSTAIN       1.  Proposal to approve and adopt the Agreement and
[ ]    [ ]      [ ]             Plan of Reorganization, dated as of October 21,
                                1998, among CardioGenesis, Eclipse Surgical
                                Technologies, Inc. and RW Acquisition
                                Corporation, a Delaware corporation and a wholly-owned subsidiary of Eclipse ("Merger
                                Sub"), and to approve the merger of Merger Sub with and into CardioGenesis.

                            2. In their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof, including, among other things, a motion to adjourn the Special Meeting to another time and/or place for, among other things, the purpose of soliciting additional proxies.

 [Stockholder name and
   address label]

                                ------------------------------------------------
                                                   Signature

                                ------------------------------------------------
                                             (Signatures if held jointly)

                                Dated
                                      ------------------------------------------


                                (Please sign exactly as name appears on your
                                stock certificate. When shares are held by joint
     New Address                tenants, both should sign. When signing as
   (if applicable)              attorney, executor, administrator, trustee,
                                guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partner, please sign partnership name by authorized person.)